Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the Registration Statement on Form S-3 of Nuvilex, Inc. of our report dated August 1, 2014, relating to our audits of the financial statements, which appears in the Annual Report on Form 10-K of Nuvilex, Inc. for the year ended April 30, 2014.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Robison, Hill & Co.
Robison, Hill & Co.
Salt Lake City, Utah
October 17, 2014